EXHIBIT INDEX

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Nov. 13, 2002.

(q)(3) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Sept. 17, 2002.